For Information Contact:

Kelley Maggs, Sr. Vice President & General Counsel

Pinnacle Foods Group Inc.

(973) 541-6640

FOR IMMEDIATE RELEASE – 5:00 PM (Eastern DST) – July 13, 2005

PINNACLE FOODS GROUP INC.
ADDRESSES AMMONIA RELEASE AT
JACKSON ,TN PLANT

MOUNTAIN LAKES, NJ — At approximately 11:30pm CST on Tuesday, 7/12/05, Pinnacle Foods Group employees were evacuated due to an internal ammonia release. All employees were evacuated safely. No injuries were reported. This incident is currently under review to determine the cause of the release. The company is working in full cooperation with local and state officials. The affected line has been temporarily shut down until the cause has been determined and resolved. It is anticipated that all other operations will resume production on Thursday, July 14, 2005

Pinnacle Foods Group Inc. is a leading producer, marketer and distributor of high-quality branded food products in the frozen foods and dry foods segments. The frozen foods segments consists primarily of Swanson® and Hungry Man® frozen dinners and entrees; Van de Kamp’s® and Mrs. Paul’s® frozen seafood; Aunt Jemima® frozen breakfasts and Lender’s® bagels. The dry foods segment consists primarily of Vlasic® pickles, peppers and relish; Duncan Hines® baking mixes and frostings and Mrs. Butterworth’s® and Log Cabin® syrups and pancake mixes.

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